UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 12, 2023

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Ave.

Sunnyvale, California 94085

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

690 East Middlefield Road

Mountain View, California 94043

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This current report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K filed by Synopsys, Inc. (“Synopsys”) with the Securities and Exchange Commission on August 16, 2023 (the “Original 8-K”). The sole purpose of this Amendment is to update the disclosure under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of the Original 8-K to include additional disclosure regarding Sassine Ghazi’s and Aart J. de Geus’ compensation arrangements that were not determined or available at the time of the Original 8-K. No other changes are being made to the Original 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Original 8-K, on August 12, 2023, Dr. de Geus informed the Board of Directors (the “Board”) of Synopsys of his intent to step down as Chief Executive Officer of Synopsys, effective January 1, 2024 (the “Effective Date”). In connection therewith, on August 13, 2023, the Board promoted Mr. Ghazi, Synopsys’ President and Chief Operating Officer, to the role of President and Chief Executive Officer, and appointed Dr. de Geus to the role of Executive Chairperson of the Board, in each case, effective as of the Effective Date.

Sassine Ghazi Employment Agreement

On December 20, 2023, Synopsys entered into an employment agreement with Mr. Ghazi setting forth the terms of his employment (the “Employment Agreement”). Pursuant to the Employment Agreement, commencing on the Effective Date, Mr. Ghazi will receive an initial annual base salary of $840,000 and an initial target annual bonus opportunity equal to 200% of Mr. Ghazi’s base salary under Synopsys’ Executive Incentive Plan, as amended. In connection with his promotion, Mr. Ghazi also received (i) a performance-based restricted stock unit (“PRSU”) award with a grant date fair value of $8,000,000 related to his promotion, and (ii) annual equity awards for fiscal year 2024 consisting of: (a) PRSUs with a grant date fair value of $7,500,000, (b) a time-based restricted stock unit (“RSU”) award with a grant date fair value of $3,750,000 and (c) a non-qualified stock option with a grant date fair value of $3,750,000, in each case, pursuant to the terms of Synopsys’ 2006 Equity Incentive Plan, as amended (the “Equity Plan”), and subject to all of the vesting conditions and the other terms and conditions included in the related grant agreements of such equity awards granted to Synopsys’ other executive officers for fiscal year 2024.

Pursuant to the terms of the Employment Agreement, if Mr. Ghazi’s employment is terminated by Synopsys as a result of an Involuntary Termination (as defined in the Employment Agreement) at any time except during the period commencing ninety (90) days prior to a Change of Control (as defined in the Employment Agreement) and ending twenty-four (24) months after a Change of Control (the “Change of Control Protection Period”), then Mr. Ghazi will be entitled to receive: (a) an aggregate cash severance payment equal to 150% of Mr. Ghazi’s then current base salary (ignoring and reduction that forms the basis for Good Reason (as defined in the Employment Agreement)) or, if greater, Mr. Ghazi’s base salary from the preceding year, payable in installments over a period of twelve (12) months following Mr. Ghazi’s separation; (b) an annual bonus for the fiscal year in which Mr. Ghazi is terminated based on actual results achieved or, if lower, equal to Mr. Ghazi’s target annual bonus opportunity for such fiscal year and payable at the same as annual bonuses are paid to Synopsys’ active employees; (c) an aggregate severance payment equal to the amount of the COBRA premiums that Mr. Ghazi would incur to continue Synopsys’ group health, dental, and vision plan coverage for himself and his eligible dependents for eighteen (18) months, payable in substantially equal amounts at the same time and over the same period as the cash severance; and (d) effective as of Mr. Ghazi’s separation date, accelerated vesting and exercisability of Mr. Ghazi’s then outstanding compensatory equity awards that remain subject only to time-based vesting conditions to the extent such awards would have vested had Mr. Ghazi’s employment continued for an additional twelve (12) months with Synopsys.

Pursuant to the terms of the Employment Agreement, if Mr. Ghazi’s employment is terminated by Synopsys as a result of an Involuntary Termination at any time during the Change of Control Protection Period, then Mr. Ghazi will instead be entitled to receive: (a) a lump sum cash severance payment equal to (x) 200% of Mr. Ghazi’s then current base salary (ignoring any reduction that forms the basis for Good Reason (as defined in the Employment Agreement)) or, if greater, Mr. Ghazi’s base salary from the year preceding his separation, plus (y) 200% of Mr. Ghazi’s then current target annual bonus opportunity for such fiscal year or, if no target annual bonus opportunity is in effect for such year, 200% of Mr. Ghazi’s highest target annual bonus opportunity in the three (3) preceding fiscal years; (b) a pro-rated annual bonus for the fiscal year in which Mr. Ghazi is terminated equal to the product of (x) such annual bonus amount based on actual results achieved for such fiscal year or, if lower, equal to Mr. Ghazi’s target annual bonus opportunity for such fiscal year and (y) a fraction, the numerator of which is the number of days Mr. Ghazi was employed by Synopsys during the fiscal year including the termination date and 365 days as the denominator with such pro-rated annual bonus, if any, being payable at the same as annual bonuses are paid to Synopsys’ active employees; (c) a lump sum cash severance payment, to be paid within ninety (90) days after Mr. Ghazi’s separation, equal to the amount of the COBRA premiums that Mr. Ghazi would incur to continue Synopsys’ group health, dental, and vision plan coverage for himself and his eligible dependents for eighteen (18) months; provided, however, that the payments described in clauses (a) and (c) of this paragraph shall be made at the same time and in the same form as the payments described in clauses (a) and (c) of the immediately preceding paragraph to the extent required to comply with Internal Revenue Code section 409A; and (d) full acceleration of Mr. Ghazi’s then outstanding compensatory equity awards (with any such awards subject to performance conditions vesting at target levels), effective as of Mr. Ghazi’s separation date.

Mr. Ghazi will not be entitled to receive the foregoing severance payments and benefits unless he delivers a release, and such release must become effective no later than the sixtieth (60th) day following his separation. Additionally, Mr. Ghazi’s right to severance pay or benefits terminates either: (i) if the Company establishes that Mr. Ghazi engaged in behavior described in the Cause definition in the Employment Agreement; or (ii) if, at any time prior to or during the twelve (12) month period following Mr. Ghazi’s termination, Mr. Ghazi without prior approval of the Compensation and Organizational Development Committee of the Board, materially breaches the restrictive covenants set forth in the Employment Agreement or willfully breaches a material provision of the proprietary information, invention assignment and arbitration agreement by and between Mr. Ghazi and Synopsys.

The Employment Agreement also requires Mr. Ghazi to comply with certain restrictive covenants, which include non-competition, non-solicitation, and non-interference requirements during the time that he is employed by Synopsys, as well as certain continuing non-solicitation and non-interference requirements, which will continue for twelve (12) months following the termination of Mr. Ghazi’s employment at Synopsys.

Aart J. de Geus Executive Chairperson Agreement

On December 20, 2023, Synopsys entered into an employment agreement with Dr. de Geus setting forth the terms of his employment as Executive Chairperson of the Board (the “Executive Chairperson Agreement”). The Executive Chairperson Agreement provides for Dr. de Geus to serve as Executive Chairperson of the Board until such time as otherwise determined by the parties. Pursuant to the Executive Chairperson Agreement, commencing on the Effective Date, Dr. de Geus will receive an initial annual base salary of $725,000. In connection with his appointment and transition to Executive Chairperson of the Board, Dr. de Geus received annual equity awards for fiscal year 2024 consisting of: (a) PRSUs with a grant date fair value of $4,000,000, (b) RSUs with a grant date fair value of $2,000,000 and (c) a non-qualified stock option with a grant date fair value of $2,000,000, in each case pursuant to the terms of the Equity Plan and subject to all of the vesting conditions and the other terms and conditions included in the related grant agreements of such equity awards granted to Synopsys’ other executive officers for fiscal year 2024.

Pursuant to the terms of the Executive Chairperson Agreement, if Dr. de Geus’ employment is terminated by Synopsys as a result of an Involuntary Termination (as defined in the Executive Chairperson Agreement) at any time during the Change of Control Protection Period (as defined above), then Dr. de Geus will be entitled to receive: (a) a lump sum cash severance payment equal to (x) 200% of Dr. de Geus’ then current base salary (ignoring any reduction that forms the basis for Good Reason (as defined in the Executive Chairperson Agreement)) or, if greater, Dr. de Geus’ base salary from the year preceding his separation, plus (y) 200% of Dr. de Geus’ most recent target annual bonus opportunity; (b) a lump sum cash severance payment, to be paid within ninety (90) days after Dr. de Geus’ separation, equal to the amount of the COBRA premiums that Dr. de Geus would incur to continue Synopsys’ group health, dental, and vision plan coverage for himself and his eligible dependents for eighteen (18) months; and (c) full acceleration of Dr. de Geus’ then outstanding compensatory equity awards (with any such awards subject to performance conditions vesting at target levels), effective as of Dr. de Geus’ separation date. Dr. de Geus’ right to these severance payments or benefits are subject to the same corresponding terms and conditions that are set forth in Mr. Ghazi’s Employment Agreement.

Dr. de Geus’ Executive Chairperson Agreement also provides for the same restrictive covenants as Mr. Ghazi’s Employment Agreement.

The foregoing summaries of the Employment Agreement and Executive Chairperson Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Exhibit Title

10.1	Employment Agreement, dated December 20, 2023 between Synopsys, Inc. and Mr. Sassine Ghazi

10.2	Executive Chairperson Agreement, dated December 20, 2023 between Synopsys, Inc. and Dr. Aart J. de Geus

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: December 21, 2023	By:	/s/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary